UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 12, 2015

DEMANDWARE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35450	20-0982939
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Wall Street Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 553-9216

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On January 12, 2015, Demandware, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) to report the completion of the acquisition of Tomax Corporation, a Delaware Corporation (“Tomax”), whereby Augusta AC Corp., a Delaware corporation and a direct wholly-owned subsidiary of the Company (“Merger Sub”) merged with and into Tomax with Tomax continuing as the surviving corporation (the “Merger”) effective January 12, 2015.

The Company has determined that the acquisition is not required to be reported under Item 2.01 and that financial statements of the business acquired and pro forma financial information are not required under Item 9.01. Accordingly, the Initial Report is hereby amended (1) to report under Item 8.01. Other Events the information previously reported under Item 2.01 and (2) to restate Item 9.01 in its entirety as follows:

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Agreement and Plan of Merger, dated January 9, 2015, by and among Demandware, Inc., Augusta AC Corp., Tomax Corporation and William Kennedy as the Company Equityholder Representative (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 12, 2015).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2015	DEMANDWARE, INC.

	By:	/s/ Timothy M. Adams
Timothy M. Adams Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Agreement and Plan of Merger, dated January 9, 2015, by and among Demandware, Inc., Augusta AC Corp., Tomax Corporation and William Kennedy as the Company Equityholder Representative (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 12, 2015).